SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND

An Annual Meeting of Fund shareholders (Common Shares and Preferred Shares) was held on September 12, 2014. On June 30, 2014, the record date for shareholders voting at the meeting, there were 6,982,324 total outstanding shares. The following items were considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

ELECTION OF THREE CLASS II TRUSTEES - COMMON SHARES AND PREFERRED SHARES:

1. J. Christopher Donahue

For                       Withheld
                         Authority
                         to Vote

6,317,980                202,336


2. P. Jerome Richey

For                     Withheld
                       Authority
                       to Vote

6,307,542              212,774


3. John T. Collins

For                    Withheld
                      Authority
                       to Vote

6,315,974             204,342


ELECTION OF ONE CLASS III TRUSTEE - COMMON SHARES AND PREFERRED SHARES:

1. John W. McGonigle

For                 Withheld
                    Authority
                     to Vote

6,314,138             206,178



An Annual Meeting of Fund shareholders (Preferred Shares) was held on September 12, 2014. On June 30, 2014, the record date for shareholders voting at the meeting, there were 2,443 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

ELECTION OF TWO TRUSTEES - PREFERRED SHARES ONLY:

1. Peter E. Madden

For                  Withheld
                     Authority
                      to Vote

1,863                   33


2. John S. Walsh

For                  Withheld
                    Authority
                     to Vote

1,863                   33

The following Trustees of the Fund continued their terms as Trustees of the Fund: Maureen Lally-Green, Charles F. Mansfield, Jr. and Thomas M. O'Neill.




The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and Exchange Commission on July 18, 2014, and is incorporated by reference. (File No. 811-21249)